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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported):  March 22, 2000


                                  MyWeb Inc.com
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             (Exact name of registrant as specified in its charter)


             Nevada                      0-23462              88-0207089
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(State or other jurisdiction of       (Commission         (I.R.S. Employer
          incorporation)              File Number)       Identification No.)



           Block G, Unit 606
          Phileo Damansara 1
           No. 9 Jalan 16/11
         Off Jalan Damansara
         46350 Petaling Jaya
          Selangor Malaysia
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:      (60) 3460-9282
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           Former name or former address, if changed since last report


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On March 22, 2000, MyWeb Inc.com ("MyWeb") dismissed Wlosek & Braverman, L.L.C. ("Wlosek & Braverman"), the independent accountants that had audited the financial statements of Asia Media Communications, Inc. ("Asia Media"), MyWeb's predecessor, for the fiscal years ended December 31, 1997 and December 31, 1998. The reports of Wlosek & Braverman on Asia Media's financial statements for such periods did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that each such expressed an uncertainty as to the ability of Asia Media to continue as a going concern and the financial statements did not include any adjustments to reflect the effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Asia Media to continue as a going concern. The dismissal of Wlosek & Braverman, L.L.C., was approved by MyWeb's Board of Directors. There were no disagreements between Asia Media or MyWeb and Wlosek & Braverman on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure. Wlosek & Braverman did not advise Asia Media or MyWeb with respect to any of the matters set forth in item 304(a)(1)(iv)(B) of Regulation S-B promulgated by the Securities and Exchange Commission.

         On March 22, 2000, MyWeb engaged Arthur Andersen as the principal accountant to audit MyWeb's financial statements for the fiscal year ended December 31, 1999.

         Subsequent to its appointment in March 1999 as auditors of TecnoChannel Technologies Sdn Bhd ("TecnoChannel"), a wholly-owned subsidiary of MyWeb, Arthur Andersen consulted with management of TecnoChannel, in the normal course of its audit, on various accounting and reporting issues, including TecnoChannel's arrangement with third parties pursuant to which it provides access to TecnoChannel's Web-TV technology to third parties in exchange for directing users to TecnoChannel's web-site ("barter transactions"). Arthur Andersen advised TecnoChannel that barter transactions should be accounted for in accordance with Accounting Principles Board (APB) Opinion No. 29, Accounting for Non Monetary Transactions, which states in part that, in general, accounting for nonmonetary transactions should be based on the fair values of the assets (or services) involved which is the same basis as that used in monetary transactions. Thus, the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is the fair value of the asset surrendered to obtain it, and a gain or loss should be recognized on the exchange. The fair value of the asset received should be used to measure the cost if it is more clearly evident than the fair value of the asset surrendered. Similarly, a nonmonetary asset received in a nonreciprocal transfer should be recorded at the fair value of the asset received. If the fair values of the assets/services surrendered or received in the transaction are not readily determinable, the book value of the asset surrendered should be used to record the transaction.

         In its financial statements for the first three fiscal quarters of 1999, MyWeb had recorded gross revenues from barter transactions at the value of the transactions stated in the contracts between MyWeb and the third parties with whom it entered into the barter transactions. As a result of TecnoChannel's consultations with Arthur Andersen, MyWeb has determined that the fair value of the assets/services surrendered or received in the barter transactions were not readily

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determinable and the book value of the asset surrendered by MyWeb in the barter transactions was zero. MyWeb has decided to restate its previously filed financial statements for the first three fiscal quarters of 1999 to show that its revenues from barter transactions were zero. The effect of the restatement will be a reduction in revenues from barter transactions with a corresponding reduction in advertising expense and a net effect of zero to net income.

         Wlosek & Braverman was not consulted with respect to the accounting treatment of the barter transaction.

ITEM 5.  OTHER EVENTS

         On March 13, 2000, the shares of common stock of MyWeb commenced trading on the American Stock Exchange and ceased to trade on the Over-the-Counter Bulletin Board.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.    Description
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    16         Letter from Wlosek & Braverman, L.L.C. to the Securities and
               Exchange Commission re change in certifying accountant.
























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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              MyWeb Inc.com



Date:  March 22, 2000                         By: /s/ Wong Thean Soon
                                                  ----------------------------
                                                  Name:  Wong Thean Soon
                                                  Title: Chairman






















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